UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2014

AMERICAN MIDSTREAM PARTNERS, LP
(Exact name of registrant as specified in its charter)
Delaware    001-35257    27-0855785

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1400 16th Street, Suite 310 Denver, Colorado (Address of principal executive offices)	80202 (Zip Code)

Registrant’s telephone number, including area code: (720) 457-6060

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Waiver of Condition and First Amendment to Common Unit Purchase Agreement

On July 14, 2014, American Midstream Partners, LP (the “Partnership”) entered into a Common Unit Purchase Agreement (the “Purchase Agreement”), by and among the Partnership and the purchasers named therein (the “Purchasers”), pursuant to which the Partnership agreed to sell common units representing limited partnership interests in the Partnership to the Purchasers in a private placement (the “Private Placement”). On August 15, 2014, the Partnership and the Purchasers entered into a Waiver of Condition and First Amendment to Common Unit Purchase Agreement, by and among the Partnership and the Purchasers pursuant to which certain of the Purchasers waived a condition to closing of the Private Placement and the parties amended the Purchase Agreement to reduce the common units to be sold in the private placement from $200 million to approximately $120 million.

Registration Rights Agreement

On August 20, 2014, Partnership completed the Private Placement and sold to the Purchasers an aggregate of 4,622,352 common units representing limited partnership interests in the Partnership (the “Common Units”) at a price of $25.8075 per Common Unit (reflecting an adjustment for the Partnership’s second quarter distribution), for aggregate consideration of approximately $119 million. The Common Units were issued in a private placement in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), for an exemption from the registration requirements of Section 5 thereof.

In connection with the closing of the Private Placement, the Partnership and the Purchasers entered into the Registration Rights Agreement (the “Registration Rights Agreement”) on August 20, 2014. Pursuant to the Registration Rights Agreement, the Partnership is required to file a registration statement (the “Registration Statement”) to register the public resale of the Common Units sold to the Purchasers under the Purchase Agreement, as well as any Common Units issued in lieu of cash as liquidated damages as described below, no later than 90 days after the closing of the Private Placement, and use its commercially reasonable efforts to cause the Registration Statement to become effective on the filing date or as soon as practicable thereafter.

If the Registration Statement is not declared effective within 150 days after the closing of the Private Placement, the Partnership will be liable to each Purchaser for liquidated damages as calculated in accordance with the Registration Rights Agreement. In addition, the Registration Rights Agreement grants piggyback registration rights under certain circumstances.

The foregoing descriptions of the Waiver of Condition and First Amendment to Common Unit Purchase Agreement and the Registration Rights Agreement are not complete and are qualified in their entirety by reference to the full and complete terms of the Waiver of Condition and First Amendment to Common Unit Purchase Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and the Registration Rights Agreement, which is attached to this Current Report on Form 8-K as Exhibit 4.1, respectively.

Item 3.02 Unregistered Sales of Equity Securities.

The relevant information regarding the issuance of Common Units set forth under Item 1.01 is incorporated in its entirety herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. See “Exhibits Index” attached to this Current Report on Form 8-K, which is incorporated by reference herein.

Exhibit Number        Description

4.1	Registration Rights Agreement, dated August 20, 2014, by and among American Midstream Partners, LP and the purchasers named therein.
10.1	Waiver of Condition and First Amendment to Common Unit Purchase Agreement, dated August 15, 2014 by and among American Midstream Partners, LP and the purchasers named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Midstream Partners, LP By: American Midstream GP, LLC, its General Partner
Date: August 20, 2014	By: /s/ Daniel C. Campbell Name: Daniel C. Campbell Title: Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number        Description

4.1	Registration Rights Agreement, dated August 20, 2014, by and among American Midstream Partners, LP and the purchasers named therein.
10.1	Waiver of Condition and First Amendment to Common Unit Purchase Agreement, dated August 15, 2014 by and among American Midstream Partners, LP and the purchasers named therein.